                                                                   Exhibit 10.17

               LINE OF CREDIT, TERM LOAN AND SECURITY AGREEMENT

                                    BETWEEN

                                 PROGRESS BANK

                                      AND

                                ORTHOVITA, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                          PAGE
                                                                          ----
                                   ARTICLE 1
                                  DEFINITIONS

1.1  Definitions                                                            1
1.2  Undefined Terms; Accounting Terms                                      6

                                   ARTICLE 2
             AMOUNTS, TERMS AND CONDITIONS OF LINE OF CREDIT LOAN           7

2.1   Line of Credit Facility                                               7
2.2   Line of Credit Note                                                   7
2.3   Term Loan                                                             8
2.4   Term Note                                                             8
2.5   Payments                                                              9
2.6   Computations                                                         10
2.7   Confirmation of Borrower's Liabilities                               10
2.8   Late Charge                                                          10

                                   ARTICLE 3
                               SECURITY INTEREST

3.1   Grant of Security Interest and Assignment of Accounts                10
3.2   Future Advances                                                      11
3.3   Additional Security                                                  11
3.4   Perfection of Security Interest                                      11
3.5   Power of Attorney                                                    12

                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES

4.1   Organization, Qualification                                          13
4.2   Affiliations; Fictitious Names                                       13
4.3   Authority, Authorization                                             13
4.4   Enforceability                                                       13
4.5   Conflicts                                                            14
4.6   Litigation                                                           14
4.7   Compliance with Laws                                                 14
4.8   Taxes                                                                15
4.9   Financial Condition                                                  15
4.10  Accounts                                                             16
4.11  Equipment and Inventory                                              16
4.12  Collateral                                                           16
4.13  Contingent Liabilities                                               17
4.14  Trademarks, Tradenames, Patents and Copyrights                       17

4.15  ERISA                                                                17
4.16  Operations of Borrower                                               18
4.17  Labor                                                                18
4.18  COBRA Continuation Coverage                                          18
4.19  Environmental Representations, Obligations and Covenants             18

                                   ARTICLE 5
                             CONDITIONS OF LENDING

5.1   Loan Documents                                                       20
5.2   Representations, Warranties                                          20
5.3   Defaults                                                             21
5.4   Certificates, Supporting Documents                                   21
5.5   Collateral Security Documents                                        21
5.6   Insurance                                                            21
5.7   Delivery of Warrant Certificate                                      21

                                   ARTICLE 6
                             AFFIRMATIVE COVENANTS

6.1   Financial Statements                                                 22
6.2   Maximum Debt to Tangible Net Worth                                   23
6.3   Minimum Working Capital                                              23
6.4   Minimum Cash Level                                                   23
6.5   Minimum Tangible Net Worth                                           23
6.6   Liabilities                                                          23
6.7   ERISA                                                                23
6.8   Notice of Default, Labor Troubles, Litigation                        24
6.9   Corporate Existence, Properties                                      24
6.10  Insurance                                                            24
6.11  Policies; Proceeds                                                   24
6.12  Books, Records, Audits                                               25
6.13  Returned Merchandise                                                 25
6.14  Taxes, Etc.                                                          25
6.15  Compliance with Laws                                                 25
6.16  Banking Relationship                                                 25
6.17  Financial Condition                                                  25
6.18  Use of Proceeds                                                      25

                                   ARTICLE 7
                              NEGATIVE COVENANTS

7.1  Debt                                                                  26
7.2  Liens                                                                 26
7.3  Endorsements, Etc.                                                    27
7.4  Change in Business; Mergers, Consolidations                           27

7.5   Management                                                           27
7.6   Subsidiaries                                                         27
7.7   Contingent Liabilities                                               27
7.8   Sales and Lease-Backs                                                28
7.9   Limitation of Leases                                                 28
7.10  Voluntary Prepayments, Modification of Debt Instruments              28
7.11  Removal and Protection of Property                                   28
7.12  Transactions with Affiliates                                         28
7.13  Disposition of Assets                                                29
7.14  Disposition of Accounts                                              29

                                   ARTICLE 8
                          EVENTS OF DEFAULT, REMEDIES

8.1   Events of Default                                                    29
8.2   Acceleration and Termination of Commitments                          30
8.3   Right of Set-Off                                                     31
8.4   Marshalling                                                          31
8.5   Cumulative Remedies                                                  31

                                   ARTICLE 9
                                 MISCELLANEOUS

9.1   Waivers                                                              32
9.2   Notices                                                              32
9.3   Legal Costs; Filing Costs                                            33
9.4   Right of Entry                                                       33
9.5   Warrant to Confess Judgment in Replevin                              33
9.6   No Waiver                                                            34
9.7   Application of Proceeds                                              34
9.8   Representation, Warranties                                           34
9.9   Successors                                                           35
9.10  Governing Law                                                        35
9.11  Headings                                                             35
9.12  Severability                                                         35
9.13  Entire Agreement                                                     35
9.14  Location of Business; Inventory; Records                             35
9.15  Conflicting Provisions                                               35
9.16  Submission to Jurisdiction                                           35

               LINE OF CREDIT, TERM LOAN AND SECURITY AGREEMENT

                                    BETWEEN

                                 PROGRESS BANK

                                      AND

                                ORTHOVITA, INC.



     LINE OF CREDIT, TERM LOAN AND SECURITY AGREEMENT, (the "Agreement") dated September 19, 1997 between PROGRESS BANK (the "Bank"), a Federal savings bank with offices at 4 Sentry Parkway, Suite 200, Blue Bell, PA 19422-0764, and ORTHOVITA, INC., a Pennsylvania corporation ("Borrower"), with offices at 45 Great Valley Parkway, Malvern, PA 19355.

     Borrower and Bank, intending to be legally bound, hereby agree as follows.

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

1.1  Definitions. For purposes of this Agreement, the following terms shall have
     -----------
the following meanings:

     Account Debtor.  The party who is obligated on or under any Account.
     --------------

     Advances.  "Advances" shall have the meaning given to such term in Section
     --------
2.1(a) hereof.

     Affiliate.  With respect to any Person, another Person directly or
     ---------
indirectly Controlling, Controlled by or under common Control with any such Person.

     Agreement.  This Line of Credit, Term Loan and Security Agreement and all
     ---------
amendments, modifications and supplements hereto and restatements hereof.

     Bank.  Progress Bank, a Pennsylvania banking institution, or any successor
     ----
bank.

     Bankruptcy Code.  The Bankruptcy Reform Act of 1994 and all similar or
     ---------------
successor statutes, and all rules and regulations of Federal agencies and authorities promulgated under those statutes, all as they have been and may be amended from time to time.

     Borrowing Base.  At any time, an aggregate amount equal to: (i) 80% of
     --------------
Qualified Accounts plus (ii) 40% of Qualified Inventory plus (iii) 100% of Borrower's cash and cash equivalents maintained in a cash collateral account at Bank, but excluding the cash maintained in the Special Cash Collateral Account.

     Borrowing Date.  Each date upon which the Bank makes an Advance to
     --------------
Borrower.

     Business Day.  A day other than a Saturday, Sunday or Holiday on which the
     ------------
Bank is open for the transaction of banking business.

     Code.  The Internal Revenue Code of 1986, as amended.
     ----

     Collateral.  "Collateral" shall have the meaning given to such term in
     ----------
Section 3.1 hereof.

     Control.  The possession, directly or indirectly, of the power to direct or
     -------
cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Controlled Group.  "Controlled Group" shall have the meaning set forth for
     ----------------
"Controlled group of corporations" at Section 1563 of the Code.

     Current Assets.   The aggregate amount carried as current assets on the
     --------------
books of Borrower; provided, however, that in no event shall Current Assets include any deferred assets, other than prepaid items such as insurance, taxes, interest, commissions, rents, royalties, and similar items or any other items that are not treated as current assets under generally accepted accounting principles consistently applied.

     Current Liabilities.     The aggregate amount carried as liabilities on the
     -------------------
books of Borrower for accounts payable, accrued salaries, accrued expenses, current taxes, current rent or lease payments, installments of long-term Debt which are due on demand or within one (1) year after the date as of which Current Liabilities are to be determined, any other Debt due on demand or within one (1) year after the date as of which Current Liabilities are to be determined, and any other amounts that are treated as current liabilities under generally accepted accounting principles consistently applied.

     Debt.  (a)  All items of indebtedness or liability which, in accordance
     ----
with GAAP, would be included in determining total liabilities as shown on a balance sheet as of the date that Debt is to be determined, (b) all indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by the Person whose Debt is being determined, whether or not the indebtedness secured thereby is an obligation of such entity, and (c) guaranties, endorsements (other than for purposes of collection in the ordinary course of business), other contingent obligations in respect of, or to purchase or to otherwise acquire, indebtedness of others, and other contingent obligations of a type described in Section 7.7 hereof.

     Default.  Any event specified in Section 8.1 of this Agreement, whether or
     -------
not any requirement for notice or passage of time or any other condition has been satisfied.

     ERISA.  The Employee Retirement Income Security Act of 1974, as amended,
     -----
together with the rules and regulations promulgated thereunder.

     Event of Default.  Any event specified in Section 8.1 of this Agreement,
     ----------------
provided that any requirement for notice or passage of time or any other condition has been satisfied.

     GAAP.  Generally accepted accounting principles.
     ----

     Liabilities.  The obligations of Borrower to the Bank:
     -----------

a) To pay the principal of and all interest on the Notes in accordance with the terms thereof, to pay all other amounts due by Borrower in accordance with the terms hereof, and to satisfy all of Borrower's liabilities to the Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, primary or secondary, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor and liabilities of Borrower which the Bank may have obtained by assignment, subrogation, or otherwise, and all liabilities of Borrower as guarantor, surety or endorser of the obligations of any third party or parties to the Bank;

b) To repay the Bank all amounts advanced by the Bank hereunder or otherwise on behalf of Borrower, including, but without limitation, advances for principal or interest, payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, securities, registration fees, or agency fees for any of the Collateral;

c) To reimburse the Bank, on demand, for all of the Bank's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation of and closing under this Agreement and the administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (a) and (b).

     Line of Credit.  The meaning provided at Section 2.1 hereof.
     --------------

     Line of Credit Note.  The line of credit note executed by Borrower in the
     -------------------
principal amount specified in Section 2.2 hereof, and all amendments, modifications and supplements thereto and restatements thereof.

     Loans.  The Line of Credit facility and the Term Loan.
     -----

     Loan Account.  The account of Borrower on the books of the Bank in which is
     ------------
recorded, inter alia, the Advances and the payments of principal and interest made by Borrower to the Bank.

     Loan Documents.  Individually and collectively, this Agreement, the Line of
     --------------
Credit Note, the Term Note, and all other existing and future agreements, pledges, instruments, documents, assignments, leases, guarantees and contracts (including amendments, modifications and supplements to and restatements of any of the foregoing) delivered by or on behalf of the Borrower in connection with this Agreement.

     Loan Termination Date.  "Loan Termination Date" shall have the meaning
     ---------------------
given to such term in Section 2.1(d) hereof.

     Maximum Debt to Tangible Net Worth.  Total Debt of the Borrower divided by
     ----------------------------------
Tangible Net Worth.

     Minimum Cash Level.  "Minimum Cash Level" shall have the meaning given to
     ------------------
such term in Section 6.4 hereof.

     Minimum Tangible Net Worth.  "Minimum Tangible Net Worth" shall have the
     --------------------------
meaning given to such term in Section 6.5 hereof.

     Notes.  The Line of Credit Note and the Term Note.
     -----

     PBGC.  The Pension Benefit Guaranty Corporation or any successor thereto.
     ----

     Person.  Any individual, corporation, partnership, association, joint-stock
     ------
company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

     Plan.  Any plan subject to Title IV of ERISA and maintained for employees
     ----
of Borrower, any of its subsidiaries or any members of a Controlled Group of which Borrower is a part.

     Prime Rate.   The "Prime Rate" is the floating annual rate of interest that
     ----------
is published as such in the Money Rates Section of The Wall Street Journal and
                                                   -----------------------
is sometimes used by the Bank as a reference base with respect to different rates charged to borrowers. The Prime Rate shall change simultaneously and automatically upon any change in such Prime Rate. The Bank's determination and designation from time to time of the referenced rate shall not in any way preclude the Bank from making loans to other borrowers at a rate which is higher or lower than or different from the Prime Rate.

     Qualified Accounts.  At any time, all Accounts of Borrower but excluding
     ------------------
the following: (a) contra accounts, (b) offset accounts, (c) C.O.D. or sight draft accounts, (d) commission accounts, (e) employee and salesmen accounts, (f) consignment accounts, (g) guaranteed sales accounts, (h) inter-company accounts,
(i) any amount known to be not readily collectable for any reason, (j) any invoice without a definite due date, (k) pre-billed invoices, (l) the amount of any account which is more than 90 days past invoice date, (m) accounts in litigation or arbitration, (n) all retainers (including, but not limited to construction retainages), (o) accounts with 50% or more of the balance 90 days past invoice date, (p) accounts not generated in the ordinary course of business, (q) interest, (r) finance charges, (s) accounts arising out of a contract with any department or instrumentality of the United States of America, unless such account has been assigned to the Bank under the provisions of the Federal Assignment of Claims Act, (t) accounts in which the Bank does not have a first lien, and (u) such other accounts deemed to be unqualified, in whole or in part, by the Bank in its reasonable discretion. Although the above items are deemed unqualified for Advance purposes, they remain part of the Collateral pledged to the Bank and perfected under the Uniform Commercial Code.

     Qualified Inventory.  At any time, all Inventory of Borrower which meets
     -------------------
all of the following criteria: (a) the Inventory is readily saleable in a bona fide arm's length transaction, or is usable, in the ordinary course of business of Borrower; (b) the title of Borrower to the Inventory is absolute and is not subject to any prior assignment or encumbrance, except the security interest of the Bank; (c) if the Inventory is located on leased premises, a landlord's waiver satisfactory in form and substance to the Bank shall have been delivered to the Bank for such premises; (d) the Inventory has not been designated or otherwise identified as belonging to any entity other than Borrower; and (e) the Inventory is located in Malvern, Chester County, Pennsylvania, unless otherwise agreed in writing by the Bank. Qualified Inventory shall not include any Inventory drop-shipped or held on consignment by any other company than Borrower.

     Reportable Event.  "Reportable Event" has the meaning assigned to such term
     ----------------
in Section 4043(b) of ERISA or regulations issued thereunder.

     Special Cash Collateral.  "Special Cash Collateral Account" shall have the
     -----------------------
meaning given to such term in Section 3.3 hereof.

     Subordinated Debt.  At any time, all indebtedness of Borrower for borrowed
     -----------------
money, which is subordinated absolutely in right of payment of principal and interest to the Notes, excluding all such indebtedness which Borrower incurs after the date of this Agreement without the prior written approval of the Bank.

     Tangible Net Worth.  At any time, the amount by which (a) the par value (or
     ------------------
value stated on the books) of all classes of Borrower's capital stock, plus (or minus in the case of deficit) the amount of surplus, whether capital or earned (and including any advance from the shareholders to Borrower) of Borrower, exceeds (b) the aggregate amount carried as assets on the books of Borrower for
(i) goodwill, licenses, patents, trademarks, treasury stock, unamortized debt discount and expense and other intangibles, (ii) cost of investments in excess of net assets as of the time of the acquisition by Borrower, and (iii) write-up in the book value of any assets of Borrower resulting from a revaluation thereof subsequent to the Closing Date, all as determined in accordance with GAAP applied on a consistent basis from period to period.

     Term Loan.  "Term Loan" shall have the meaning given to such term in
     ---------
Section 2.3 hereof.

     Term Note.  The term note executed by Borrower in the principal amount
     ---------
specified in Section 2.4 hereof, and all amendments, modifications and supplements thereto and restatements thereof.

     Total Liabilities.  The aggregate amount which, in accordance with
     -----------------
generally accepted accounting principles consistently applied, is carried as total liabilities on the books of Borrower.

     Warrant Agreement.  The Warrant Agreement issued to Progress Capital, Inc.
     -----------------
concurrently with the execution of this Agreement entitling Progress Capital, Inc. to purchase 5,000 shares of Borrower's common stock pursuant to the terms and conditions contained therein.

     Working Capital.  Total Current Assets minus total Current Liabilities.
     ---------------

1.2  Undefined Terms; Accounting Terms.  Unless expressly provided in this
     ---------------------------------
Agreement, or unless the context requires otherwise:

     (a) terms used in this Agreement without definition including but not limited to Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, and Proceeds, which are defined in the Pennsylvania Uniform Commercial Code shall have the meanings assigned to them in the Pennsylvania Uniform Commercial Code as amended from time to time, and

     (b) all accounting terms not specifically defined herein shall be construed, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with generally accepted accounting principles, as applied in the preparation of the latest reviewed financial statements delivered to the Bank pursuant to Section 4.9 of this Agreement.

                                   ARTICLE 2
             AMOUNTS, TERMS AND CONDITIONS OF LINE OF CREDIT LOAN

2.1  Line of Credit Facility.
     -----------------------

     (a) Subject to, and in accordance with, the terms and conditions of this Agreement, the Bank agrees to make advances in integral multiples of $1,000 (the "Advances") to Borrower upon request at any time and from time to time during the period commencing on the date hereof and ending on the earlier of (i) the occurrence of an Event of Default, or (ii) the Loan Termination Date, in an amount which in the aggregate shall not exceed the lesser of:

               (1)  $1,000,000 or

               (2)  the Borrowing Base,

in all cases less the sum of the then unpaid principal amount of all previous Advances.

     (b) Borrower may request an Advance by notice to the Bank not later than 2:00 P.M., Philadelphia, Pennsylvania time, on the Business Day on which Borrower wishes the Bank to make the Advance.

     (c) Borrower, subject to the terms and conditions of this Agreement, may reborrow any amount repaid by Borrower at any time and from time to time on or before the termination of the Bank's commitment under this Section 2.1.

     (d) The term of this Line of Credit shall commence on the date hereof and, unless earlier terminated, shall terminate on the earlier to occur of (i) an Event of Default (as defined herein), or (ii) May 31, 1998 (the "Loan Termination Date"). The Loan Termination Date may be extended or renewed by the Bank, in its sole discretion, on a day-to-day basis or otherwise, at the request of Borrower and upon a review of Borrower's financial condition, business, operations and assets as reflected in Borrower's annual financial statements, which extension or renewal, if any, shall be evidenced by a letter to such effect from the Bank and by Borrower's execution and delivery of such other documents and instruments as the Bank may require.

2.2  Line of Credit Note.  The obligation of Borrower to pay the principal of,
     -------------------
and accrued interest on, the Line of Credit shall be evidenced by its promissory note dated this date (the "Line of Credit Note"):

     (a) payable to the order of the Bank in the face amount of One Million Dollars ($1,000,000.00);

     (b) bearing interest on the unpaid principal amount of all Advances at an annual rate equal to the Prime Rate plus one and one-half percent (1.50%), which shall fluctuate with changes in the Prime Rate, and shall be computed on the actual number of days elapsed on the basis of a 360-day year;

     (c) payable as to interest monthly in arrears on the 1st day of each month commencing September 1, 1997 through and including the first day on which:

          (i)  the Line of Credit shall have expired or been terminated, and

          (ii) Borrower shall have repaid in full the Line of Credit (it being understood that interest shall again accrue upon any subsequent borrowing under this Line of Credit);

     (d)  payable as to principal as follows:

          (i) if the unpaid balance of the Line of Credit exceeds the Borrowing Base, at any time, then within three (3) Business Days after notification from the Bank, but only as to such excess; and

          (ii) in full on the earlier to occur of an Event of Default or the Loan Termination Date;

     (e)  secured by the Collateral;

     (f) prepayable by Borrower without penalty or premium but with accrued interest to the date of such prepayment on the amount prepaid, at any time and from time to time, in whole or in part, upon notification to the Bank of such prepayment not later than 10:00 a.m. on the date of such prepayment; and

     (g) substantially in the form of Exhibit "A" attached hereto and made a part hereof.

2.3  Term Loan.  Subject to, and in accordance with, the terms and conditions of
     ---------
this Agreement, the Bank agrees to loan Borrower the principal amount of Four Hundred Thousand Dollars ($400,000.00) (the "Term Loan").

2.4  Term Note.  The obligation of Borrower to pay the principal of, and accrued
     ---------
interest on, the Term Loan shall be evidenced by its promissory note dated the date of this Agreement (the "Term Note"):

     (a) payable to the order of the Bank in the face amount of Four Hundred Thousand Dollars ($400,000.00);

     (b) bearing interest on the unpaid principal amount at an annual rate equal to the Prime Rate plus one percent (1.0%), which shall fluctuate with changes in the Prime Rate, and shall be computed on the actual number of days elapsed on the basis of a 360-day year;

     (c) payable as to interest monthly in arrears on the 1st day of each month commencing September 1, 1997;

     (d) payable as to principal in equal monthly installments of $8,333.33 each, plus accrued interest thereon, commencing on October 1, 1997 and on the 1st day of each month thereafter and one final payment of $8,333.49, together with all accrued and unpaid interest thereon, due and payable on September 1, 2001 or payable in full upon the occurrence of an Event of Default;

     (e)  secured by the Collateral;

     (f) prepayable by Borrower without penalty or premium but with accrued interest to the date of such prepayment on the amount prepaid, at any time and from time to time, in whole or in part, upon notification to the Bank of such prepayment not later than 10:00 a.m. on the date of such prepayment; and

     (g) substantially in the form of Exhibit "B" attached hereto and made a part hereof.

2.5  Payments.
     --------

     (a) All payments by Borrower under the Loan Documents shall be made to the Bank at its office described in the heading of this Agreement, or such other place or places as the Bank may direct in writing, prior to 2:00 P.M., Philadelphia, Pennsylvania time, on the date of payment (or, if the date of payment is not a Business Day, the next Business Day) in funds which are immediately available to the Bank.

     (b) All payments received by the Bank in immediately available funds prior to 2:00 P.M., Philadelphia, Pennsylvania time, on any Business Day will be credited to Borrower's Loan Account on the date of receipt. All payments received by the Bank in immediately available funds after 2:00 P.M., Philadelphia, Pennsylvania time, on any Business Day will be credited to Borrower's Loan Account on the next Business Day.

     (c) All payments received by the Bank which are not in immediately available funds shall be subject to a clearance of three (3) Business Days.

2.6  Computations.
     ------------

     (a) Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed (365/360 or 366/360, as the case may be). Interest for each month shall be added to principal as of the close of each month.

     (b) Any change in interest rate resulting from a change in the Prime Rate shall be effective as of the opening of business on the day on which the Bank announces the change.

     (c) Except as otherwise expressly provided in this Agreement, whenever a payment of principal becomes due on a day which is not a Business Day, the maturity of the Liabilities shall be extended to the next succeeding Business Day and interest shall accrue on such Liabilities at the applicable rate during the extension.

2.7  Confirmation of Borrower's Liabilities.  Each and every statement of
     --------------------------------------
account transmitted by Bank to Borrower hereunder, whether in person, or by ordinary mail or otherwise, shall be final, conclusive and binding upon Borrower in all respects as to all loans, fees, interest, charges, payments, receipts, balances, Collateral and all other matters reflected therein unless Borrower, within fifteen (15) days after the mailing thereof, shall give notice to Bank in writing of all objections to any such statement of account specifying those items considered by Borrower to be in dispute. Borrower agrees that its failure to specify items in dispute within the foregoing fifteen (15) day period shall operate as a waiver of its rights to do so at a later time.

2.8  Late Charge.  If any of the payments under either of the Notes shall become
     -----------
overdue for a period of ten (10) days, Borrower shall pay the Bank a "late charge" of five percent (5%) of the monthly interest payment then past due.

                                   ARTICLE 3
                               SECURITY INTEREST
                               -----------------

3.1  Grant of Security Interest and Assignment of Accounts.
     -----------------------------------------------------

     (a) To secure the payment to the Bank of Borrower's Liabilities, and to secure performance of all of its obligations under this Agreement, Borrower hereby grants to the Bank a security interest in all of Borrower's presently owned and hereafter acquired Accounts, Chattel Paper, Documents, Equipment (including, but not limited to, machinery, equipment [including patterns], fixtures, office equipment and furniture, and motor vehicles), General Intangibles (including, but not limited to, goodwill, trademarks, tradenames, trade styles, patents, copyrights and telephone numbers and listings), Goods, Instruments and Inventory and all accessions thereto, all products and cash and non-cash Proceeds of the same (collectively, the "Collateral"), and Borrower hereby assigns, transfers and sets over to the Bank all of its presently owned and hereafter acquired Accounts and Proceeds thereof. The security interest of the Bank in all Collateral shall be a first lien security interest. Borrower agrees that the aforesaid grant of security interest is intended as a contemporaneous exchange for value given to Borrower.

     (b) The right to Proceeds provided for above does not, and shall not be interpreted to, constitute authorization or consent by the Bank to any disposition of any Collateral. This Agreement and the security interest granted herein shall stand as general and continuing security for all Liabilities and may be retained by the Bank until all Liabilities have been satisfied in full; provided, however, that this Agreement shall not be rendered void by the fact that no commitment by the Bank to make Advances to Borrower exists as of any particular date, but shall continue in full force and effect until all Liabilities have been satisfied in full and neither party hereto has any obligation to the other under any of the Loan Documents.

     (c) As additional security for the Liabilities, Borrower conveys, assigns and grants a security interest to the Bank in and to all present and future files, books, ledgers, records, bills, invoices, receipts, deeds, certificates or documents of ownership, warranties, bills of sale and all other data and data storage systems and media pertaining to any of the Collateral.

3.2  Future Advances. The Liabilities secured hereby include all future
     ---------------
advances, including payments on guarantees, made by the Bank at any time or times to or for the benefit of Borrower, whether obligatory or optional, including all costs, expenses, court costs and reasonable attorneys' fees incurred in the collection of the Liabilities and/or the Collateral, or for the establishment, maintenance or enforcement of the Bank's security interest therein.

3.3  Additional Security.  As additional Collateral to secure the Liabilities,
     -------------------
Borrower grants to the Bank a security interest in all of Borrower's present and future deposits or other monies due from instruments, documents, policies and certificates of insurance, securities, goods, accounts receivable, choses in action, chattel paper, currency, property and the proceeds thereof, owned by Borrower or in which it has an interest, now or hereafter in the possession or control of the Bank or in transit by mail or carrier to or from the Bank or in the possession of any other person acting in the Bank's behalf, without regard to whether the

Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise, or whether the Bank has conditionally released the same. The property described in this paragraph shall constitute part of the Collateral for all purposes under this Agreement. In furtherance of the foregoing, Borrower shall maintain a cash collateral account with the Bank (the "Special Cash Collateral Account"), which shall have a balance equal to $200,000.00. The Bank's security interest in such cash collateral account shall be evidenced by a Pledge of Deposit Account substantially in the form of Exhibit "C" attached hereto and made a part hereof.

3.4  Perfection of Security Interest.  Borrower shall execute and deliver to
     -------------------------------
the Bank concurrently with the execution of this Agreement, and at any time or times hereafter at the request of Bank, all assignments, certificates of title, conveyances, assignment statements, financing statements, renewal financing statements, security agreements, affidavits, notices and all other agreements, instruments and documents that the Bank may reasonably request, in form satisfactory to the Bank, and shall take any and all other actions reasonably requested by the Bank, in order to perfect and maintain the security interests and liens granted herein by Borrower to the Bank and in order to fully consummate all of the transactions contemplated herein and under this Agreement.

3.5  Power of Attorney.  Borrower does hereby irrevocably make, constitute and
     -----------------
appoint the Bank and any of its officers, employees or agents as the true and lawful attorneys of Borrower with power to

     (a) sign the name of Borrower on any financing statement, renewal financing statement, notice or other similar document which, in the Bank's opinion, must be filed in order to perfect or continue perfected the security interests granted in this Agreement;

     (b) receive, endorse, assign and deliver, in the name of Borrower or in the name of the Bank, all checks, notes, drafts and other instruments relating to any Collateral including but not limited to receiving, opening and properly disposing of all mail addressed to Borrower concerning Accounts;

     (c) sign the name of Borrower on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, notices of assignment, verifications of Accounts and notices to Account Debtors, including, but not limited to, notices to Account Debtors advising them to make payments on Accounts directly to the Bank;

     (d) take or bring at Borrower's cost, in its name or in the name of the Bank, all steps, actions and suits deemed by Bank necessary or desirable to effect collections of Accounts, to enforce payment of any Account, to settle, compromise, sell, assign, discharge or release, in whole or in part, any amounts owing on Accounts, to prosecute any action or proceeding with respect to Accounts, to extend the time of payment of any and all Accounts, and to make allowances and adjustments with respect thereto;

     (e)  secure credit in the name of Borrower or in the name of the Bank; and

     (f)  do all other things necessary to carry out this Agreement.

     Neither the Bank nor any attorney will be liable for any act of commission (other than an act of willful misconduct by the Bank) or omission nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any of the Liabilities remain unpaid.


                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     To induce the Bank to enter into this Agreement, and to make the Loan provided for herein, Borrower represents and warrants to the Bank that:

4.1  Organization, Qualification of Borrower.
     ---------------------------------------

     (a) Borrower is a corporation duly organized, validly subsisting and in good standing under the laws of the Commonwealth of Pennsylvania.

     (b) Borrower is duly licensed or qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the nature of the business transacted by it and the character of the property owned or leased by it make such licensing or qualification necessary and where the failure to be so licensed or qualified is material to the business of Borrower.

     (c)  Borrower has no subsidiaries.

4.2  Affiliations; Fictitious Names.
     ------------------------------

     (a)  Borrower is not a member of any partnership or joint venture.

     (b) Except as described in Schedule 4.2(b), Borrower is not affiliated, by stock ownership or otherwise, with any other business entity.

     (c) Borrower has never conducted business under or otherwise used any fictitious names or trade names.

4.3  Authority, Authorization.
     ------------------------

     (a) Borrower has the power to execute, deliver and perform the Loan Documents to which it is a party, and to borrow under this Agreement and the Notes.

     (b) Borrower has taken all necessary action to authorize the borrowings provided for in this Agreement and the execution, delivery and performance of the Loan Documents to which Borrower is a party.

     (c) No consent of any other party (including stockholders of Borrower) and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any Loan Documents to which Borrower is a party.

4.4  Enforceability.
     --------------

     (a) This Agreement has been duly and validly executed by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights.

     (b) All other Loan Documents, when executed and delivered to the Bank pursuant to the terms of this Agreement or those Loan Documents, will be legal, valid and binding obli gations of Borrower, enforceable in accordance with their terms and the terms of this Agreement, except as the enforcement of any of them may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights.

4.5  Conflicts.
     ---------

     (a) The execution, delivery and performance of the Loan Documents to which Borrower is a party will not conflict with, result in a breach of, or constitute a default under any provision of:

          (i) any existing law or regulation or order of any court, governmental authority, bureau or agency having jurisdiction;

          (ii)  the Articles of Incorporation or By-Laws of Borrower; or

          (iii) any agreement or instrument to which Borrower is a party or which purports to be binding upon it or any of its assets.

     (b) The execution, delivery and performance of the Loan Documents to which Borrower is a party will not result in the creation or imposition of any lien on any of its assets pursuant to the provisions of any agreement or instrument to which Borrower is a party or which purports to be binding upon it or any of its assets other than such liens as are created by the Loan Documents themselves.

4.6  Litigation.
     ----------

     (a) Except as disclosed in Borrower's financial statements, there is no litigation or governmental proceeding pending or, to the knowledge of Borrower, threatened which is reasonably likely to:

          (i) have a material adverse effect on the financial condition or business of Borrower so as to impair the ability of Borrower to perform this Agreement or any of the Loan Documents; or

          (ii) prohibit, restrict or limit payment of the Notes or performance of this Agreement by Borrower.

     (b) Borrower is not in default with regard to any order of any court or governmental authority.

4.7  Compliance with Laws. Borrower's business is in compliance in all material
     --------------------
respects with all laws, ordinances and other governmental regulations; there is no outstanding notice of any uncorrected violation of any such law, ordinance or governmental regulation; Borrower has all permits, licenses, approvals and other authorizations from federal, state and local authorities that are necessary for the conduct of its business as now conducted or intended to be conducted in the future and no claim is pending or, to the best of Borrower's knowledge, threatened to revoke any of said permits, licenses, approvals and other authorizations or to declare them invalid in any respect.

4.8  Taxes.
     -----

     (a) Borrower has filed or caused to be filed all tax returns (including, without limitation, those relating to Federal and state income taxes) required to be filed and has paid all taxes, assessments and penalties due and payable by it (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on its books). Borrower does not know of any proposed additional tax assessment against it not adequately covered by reserves.

     (b) The reserves and provisions for taxes on the books of Borrower are adequate for all open years and for its current fiscal period.

     (c) No tax liens have been filed against the assets of Borrower, and no claims are being asserted with respect to such taxes which, if adversely determined, would have a material adverse effect upon the financial condition, business or operations of Borrower.

4.9  Financial Condition.  The Borrower has delivered to the Bank correct and
     -------------------
complete copies of (i) unaudited financial statements consisting of a balance sheet of the Company as of June 30, 1997 and the related statements of income and cash flows for the period then ended, and (ii) audited financial statements consisting of a balance sheet of the Company as of December 31, 1995 and 1996 and the related statements of income and cash flows for the years then ended which are audited and reported on by Arthur Andersen LLP (collectively, the "Delivered Financial Statements"). The Delivered Financial Statements are, and the financial statements of the Borrower to be delivered to the Bank in the future (the "Subsequent Financial Statements" and together with the Delivered Financial Statements, the "Financial Statements") will be, in all material respects consistent with the books and records of the Company and there have not been or will not be any transactions required by GAAP, applied on a consistent basis, to be recorded in accounting records that have not been or will not be recorded in the accounting records underlying the Financial Statements. The Delivered Financial Statements have been, and the Subsequent Financial Statements will be, prepared in accordance with GAAP consistently applied and present fairly the financial position and assets and liabilities of the Company as of the dates thereof and its cash flows and results of its operations for the periods then ended, subject to normal recurring year-end adjustments and the absence of notes in the case of unaudited Financial Statements. Borrower does not possess and will not possess any "loss contingency" (as that term is defined in Financial Accounting Standards Board, Statement of Financial Accounting Standards No. 5 - "FASB 5") which is not accrued, reflected, or reserved against in its balance sheet or disclosed in the footnotes to such balance sheet. There has been no material adverse change in the business, properties, operations or condition (financial or otherwise) of Borrower since the date of the financial statements which were most recently furnished by Borrower to the Bank. No event has occurred which could reasonably be expected to interfere with the normal business operations of Borrower.

4.10 Accounts.  Borrower represents and warrants that:
     --------

     (a) it is now and at all times hereafter shall be the absolute owner, free and clear of all liens, encumbrances and security interests, except the liens and security interests granted or permitted herein and the potential liens of any state government to enforce possible sales tax liabilities, of indefeasible title to its Accounts; and

     (b) every Account described in the certifications delivered in accordance with Section 6.1(a)(v) hereof will be a good and valid Account representing an undisputed bona fide indebtedness of a debtor to Borrower and there are and will be no defenses, setoffs, contraclaims, or counterclaims of any nature whatsoever against any such Account; and no agreement under which any deduction, discount, allowance or special terms of payment may be claimed, has been or will be made with any Account Debtor except as shown on the statement or invoice furnished to the Bank with reference thereto.

4.11 Equipment and Inventory.  Borrower represents and warrants that:
     -----------------------

     (a) it is now, and at all times hereafter shall be, the sole owner, free and clear of all liens, encumbrances and security interests, except the liens and security interests granted or permitted herein, of indefeasible title to its Equipment and Inventory; and

     (b) except for depreciation and obsolescence, Borrower will keep its Equipment in good repair and maintained in a state of good operating efficiency, and will make all necessary repairs, replacements of and renewals so that the value and operating efficiency thereof shall at all times be maintained and preserved in a manner consistent with good management.

4.12 Collateral.  Borrower represents and warrants that:
     ----------

     (a) it is the lawful owner of all Collateral and has the right to pledge, sell, assign and transfer the same and grant a security interest therein; no Collateral has been or will be pledged, sold, assigned or transferred to any person, firm or corporation, other than the Bank or in any way encumbered and Borrower will warrant and defend all Collateral against the claims and demands of all persons, firms or corporations;

     (b) all representations made by Borrower to the Bank with reference to the description, content or valuation of any and all of the Collateral are true and correct; the sale of all Inventory which gives rise to an Account is an absolute sale and not on consignment or approval and all such merchandise shall have been the absolute property of Borrower, free of lien, and Borrower does not have the same on consignment or approval; all services which give rise to an Account have actually been performed; all invoices, records, notes, documents of title, shipping, and delivery receipts and any and all other instruments, memoranda and documents presented or delivered to the Bank shall be valid, genuine and not subject to any dispute or defense;

     (c) as of the execution of this Agreement, no other financing agreements are in force and no claim of any security interest, lien or encumbrance in or on the Collateral is on file in any public office;

     (d) there is no fact known to Borrower that Borrower has not disclosed to the Bank in writing and described in Schedule 4.12(d) hereof that is reasonably likely to materially adversely affect the properties, business or financial condition of Borrower or of the Collateral or the Loans provided for in this Agreement;

     (e) this Agreement, upon the filing of financing statements in the appropriate governmental offices, will create in favor of the Bank valid and perfected first lien security interests in the Collateral; and

     (f) the Collateral and all of the records, ledger sheets, correspondence and invoice documents and instruments, relating to or evidencing the Collateral shall be kept on the premises described in Section 9.14 of this Agreement, such records to be kept in appropriate containers in safe places. The Bank at all reasonable times shall have full access to and the right to audit Borrower's books and records.

4.13 Contingent Liabilities. There are no suretyship agreements, guarantees or
     ----------------------
other contingent liabilities of Borrower that are not disclosed in the financial statements described in Section 4.9 or in Schedule 4.13, except such liabilities as are created by the Loan Documents.

4.14 Trademarks, Tradenames, Patents and Copyrights. All trademarks, tradenames,
     ----------------------------------------------
patents and copyrights owned by Borrower, as well as all applications for any of the foregoing, are described in Schedule 4.14 attached hereto and made a part hereof.

4.15 ERISA.  No Reportable Event has occurred with respect to any Plan. Each
     -----
Plan has been maintained, in all material respects, in accordance with its terms and with all provisions of ERISA applicable thereto. Borrower has not incurred any liability to the PBGC.

4.16 Operations of Borrower. All operations of Borrower have been carried on in
     ----------------------
accordance with all applicable laws, statutes, ordinances, rules and regulations, including, but not limited to, those relating to degradation of the environment. No investigation by any governmental authority, federal, state or local, is pending or threatened against Borrower.

4.17 Labor.  Borrower is not involved in any strike, lock-out, boycott or any
     -----
other labor trouble, similar or dissimilar, nor is it involved in labor negotiations. Borrower is not a party to any collective bargaining agreement.

4.18 COBRA Continuation Coverage. Borrower provides COBRA Continuation Coverage
     ---------------------------
under group health plans (if any) for separating employees in accordance with the provisions of Section 162(k) of the Code.

4.19 Environmental Representations, Obligations and Covenants.
     --------------------------------------------------------

     (a) Borrower represents and warrants that it has conducted all appropriate inquiry and does not know or have reason to know of any activity at any real property owned or leased by Borrower (collectively, the "Real Property") which has been conducted, or is being conducted, except in compliance with all statutes, ordinances, regulations, orders and requirements of common law concerning (i) those activities, (ii) repairs or construction of any improvements, (iii) handling of any materials, (iv) discharges to the air, soil, surface water or ground water, and (v) storage treatment or disposal of any waste at or connected with any activity at the Real Property ("Environmental Statutes").

     (b) Borrower shall cause all activities at the Real Property to be conducted in compliance with all Environmental Statutes. Borrower shall cause all permits, licenses or approvals to be obtained, and shall cause all notifications to be made, as required by Environmental Statutes. Borrower shall, at all times, cause compliance with the terms and conditions of any such approvals or notifications.

     (c) Borrower represents and warrants that, to the best of its knowledge, no contamination is present at the Real Property. Borrower shall not permit contamination of the Real Property by hazardous substances. Borrower shall cause hazardous substances to be handled on the Real Property in a manner which will not cause an undue risk of the contamination of the Real Property.

     (d) For purposes of this section, the term "contamination" shall mean the uncontained presence of hazardous substances at the Real Property, or arising from the Real Property, which may require remediation under any applicable law.

     (e) For purposes of this section, "hazardous substances" shall mean "hazardous substances" or "contaminants" as defined pursuant to the Comprehensive Environmental

Response, Compensation and Liability Act, 42 U.S.C. Section 9601-9657, as
                                                                       --
amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No.
-------
99-499, 100 Stat. 1613 (Oct. 17, 1986), "regulated substances" within the meaning of subtitle I of the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6991-699li, as amended by the Superfund Amendments and Reauthorization
                    -------------
Act of 1986 Pub. L. No. 99-499, 100 Stat. 1613 (Oct. 17, 1986), and "hazardous substances" or "contaminants" as defined pursuant to the Pennsylvania Hazardous Sites Cleanup Act, Pa. Stat. Ann. tit. 35, Section 6020.101 to .1305 (Purdon Supp. 1989), or any other substances which may be the subject of liability pursuant to Sections 316 or 401 of the Pennsylvania Clean Streams Law, Pa. Stat. Ann. tit. 35, Section 691.1 to .1001 (Purdon 1977 and Supp. 1989).

     (f) Borrower represents and warrants that it has conducted all appropriate inquiry and does not know or have any reason to know of any:

          (i) polychlorinated biphenyls or substances containing polychlorinated biphenyls present on the Real Property,

          (ii) asbestos or materials containing asbestos present on the Real Property, or

          (iii) urea formaldehyde foam insulation on the Real Property.

     (g) Borrower represents and warrants that it does not know or have reason to know of any investigation of the Real Property for presence of radon gas or the presence of the radioactive decay products of radon.

     (h) Borrower represents and warrants that no tanks presently or formerly used for the storage of any gas, chemical or petroleum product above or below ground are present at the Real Property. Borrower shall neither install nor permit to be installed any temporary or permanent tanks for the storage of any liquid or gas above or below ground except in compliance with the other provisions of this Section.

     (i) Upon the occurrence of an Event of Default and acceleration of payment of all obligations of Borrower under Section 8.2 hereof, the Bank may, at its discretion, commission an investigation at Borrower's expense of (i) compliance at the Real Property with Environmental Statutes, (ii) the presence of hazardous substances or contamination at the Real Property, (iii) the presence at the Real Property of material which is the subject of subparagraph (f) of this section,
(iv) the presence at the Real Property of radon, or (v) the presence at the Real Property of tanks which are the subject of subparagraph (h) of this Section.

     (j) In connection with any investigation pursuant to subparagraph (i) of this paragraph, Borrower shall comply with any reasonable request for information made by the Bank or its agents in connection with any such investigation. Borrower represents and warrants that any response to any such request for information will be full and complete.

     (k) Borrower will assist the Bank and its agents to obtain any records pertaining to the Real Property or to Borrower in connection with an investigation pursuant to subparagraph (i) of this Section.

     (l) Borrower will afford the Bank and its agents access to all areas of the Real Property at reasonable times and in reasonable manners in connection with any investigation pursuant to subparagraph (i) of this Section.

     (m) No investigation commissioned pursuant to subparagraph (i) shall have any effect upon the representations or warranties made by Borrower to the Bank under this Section.

     (n) Borrower hereby agrees to indemnify and to hold harmless the Bank of, from and against any and all expenses, loss or liability suffered by the Bank by reason of Borrower's breach of any of the provisions of this Section including (but not limited to) (i) any and all expenses that the Bank may incur in complying with the Environmental Statutes; (ii) any and all costs that the Bank may incur in studying or remedying any contamination of the Real Property; (iii) any and all fines, penalties or other sanctions (including a voiding of any transfer of the Real Property) assessed upon the Bank by reason of failure of Borrower to have complied with Environmental Statutes; (iv) any and all loss of value of the Real Property by reason of: (A) failure to comply with Environmental Statutes; (B) the presence on the Real Property of any hazardous substances; (C) the presence on the Real Property of any materials which are the subject of this section; (D) the presence on the Real Property of radon; or (E) the presence on the Real Property of any tank; and (v) any and all legal and professional fees and costs incurred by the Bank in connection with the foregoing. This indemnification shall survive payment of the Notes.

                                   ARTICLE 5
                             CONDITIONS OF LENDING
                             ---------------------

     The obligation of the Bank to make any Advances and to make the Term Loan is subject to the accuracy of the representations and warranties in Article 4 of this Agreement as of the date of this Agreement, the performance by Borrower of its obligations to be performed under this Agreement before the date of each of the Advances, and the satisfaction of the following conditions:

5.1  Loan Documents.  Borrower shall have executed and delivered or caused to
     --------------
be executed and delivered to the Bank all Loan Documents.

5.2  Representations, Warranties.  The representations and warranties contained
     ---------------------------
in Article 4 of this Agreement shall be true at and as of the date of the making of the Term Loan and any Advance with the same effect as if made at and as of such time, except to the extent that the facts upon which such representations and warranties are based may be changed in the ordinary course by the transactions permitted or contemplated by this Agreement.

5.3  Defaults.  There shall exist no Default or condition which, with the
     --------
giving of notice or the passage of time or both, would result in an Event of Default upon consummation of the Term Loan or any Advance.

5.4  Certificates, Supporting Documents.  The Bank shall have received on or
     ----------------------------------
prior to the date hereof:

     (a) copies, certified by the Secretary of Borrower, of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party and the borrowings under this Agreement;

     (b) certificates of the Secretary of Borrower as to the incumbency and signatures of the officers of Borrower signing the Loan Documents to which it is a party;

     (c) a certificate of the Secretary of State of the jurisdiction of incorporation of Borrower as to the good standing of Borrower dated no more than ten (10) days prior to the date of this Agreement; and

     (d) an opinion of counsel to Borrower satisfactory in form and substance to the Bank and its counsel.

5.5  Collateral Security Documents.  Borrower shall have delivered or shall
     -----------------------------
have caused to be delivered to the Bank financing statements describing the Collateral shall have been filed or readied for filing in each jurisdiction and in each office as shall have been required by the Bank.

5.6  Insurance.  Borrower shall have provided the Bank with certificates of
     ---------
insurance evidencing Borrower's compliance with the requirements of Section 6.10 hereof.

5.7  Delivery of Warrant Certificate. Borrower shall have delivered the Warrant
     -------------------------------
Agreement to Progress Capital, Inc.

5.8  Loan Commitment Fees.    The Borrower shall have paid the Bank the Line
     --------------------
of Credit commitment fee in the amount of $5,000.00 and the Term Loan commitment fee in the amount of $2,000.00.

                                   ARTICLE 6
                             AFFIRMATIVE COVENANTS
                             ---------------------

     On and after the date of this Agreement and so long as either of the Notes remains outstanding and unpaid in whole or in part, or so long as the credit availability evidenced thereby remains in effect, whichever is longer, Borrower will observe the following covenants unless the Bank shall otherwise consent in writing:

6.1  Financial Statements.
     --------------------

     (a) Borrower will furnish to the Bank the financial information described below:

          (i)   Annual Statements.  As soon as available, and in any event not
                -----------------
later than 90 days after the close of each fiscal year of Borrower beginning with the fiscal year ending December 31, 1997, the annual audited financial report of Borrower containing a balance sheet of Borrower as of the end of such fiscal year and related statements of income, cash flow and changes in financial position of Borrower for such fiscal year, setting forth in each case in comparative form the corresponding figures of the previous annual audit report, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and containing an opinion without exception [or qualification] by independent certified public accountants selected by Borrower and satisfactory to the Bank.

          (ii)  Monthly Statements.  As soon as available, and in any event not
                ------------------
later than 15 days after the end of each month, a balance sheet of Borrower as of the end of such month and related statements of incomeany cash flows of Borrower for such each month and for the period from the beginning of the current fiscal year to the end of each month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP (except for the absence of notes and normally recurring year-end adjustments) applied on a consistent basis throughout the periods involved, and prepared by the principal financial officer of Borrower.

          (iii) Tax Returns of Borrower. As soon as available, and in any event
                -----------------------
not later than 30 days after the filing thereof, Borrower shall furnish to the Bank copies of all tax returns.

          (iv)  Agings.  As soon as possible, but in any event not later than
                ------
fifteen (15) days after the end of each month, an accounts receivable aging and an accounts payable aging certified by the principal financial officer of Borrower in form reasonably satisfactory to Bank.

          (v)   Accounts Receivable and Inventory Certification.  As soon as
                -----------------------------------------------
possible, but in any event not later than ten (10) days after the end of each month, an accounts receivable and inventory count certified by the principal financial officer of Borrower.

          (vi)  Borrower's Certificate.  Concurrently with the delivery of the
                ----------------------
financial statements referred to in paragraph (ii) above, a certificate of the officer of Borrower who certified such statements, to the effect that:

                (A) no Event of Default or Default has occurred and is continuing under this Agreement, or, if any such Event of Default or Default exists, specifying its nature, the period of its existence and the curative action Borrower has taken or proposes to take, and

               (B) Borrower is not in default of any material provision under any material agreement to which it is a party, and

               (C) from time to time, such additional financial and other information as the Bank may request.

6.2  Maximum Debt to Tangible Net Worth.  Borrower will maintain a ratio of
     ----------------------------------
Debt to Tangible Net Worth of no more than 1.75:1.0. Borrower's compliance with this covenant shall be verified at the close of each fiscal quarter of Borrower in accordance with GAAP.

6.3  Minimum Working Capital. Borrower will maintain a Minimum Working Capital
     -----------------------
of at least $1,000,000.00. Borrower's compliance with this covenant shall be verified at the close of each fiscal quarter of Borrower in accordance with GAAP.

6.4  Minimum Cash Level.  Borrower will maintain a minimum cash and cash
     ------------------
equivalent balance of $1,000,000.00 ("Minimum Cash Level"). Borrower's compliance with this covenant shall be verified at the close of each fiscal quarter of Borrower in accordance with GAAP.

6.5  Minimum Tangible Net Worth.  Borrower will maintain minimum Tangible Net
     --------------------------
Worth of not less than $1,800,000.00 ("Minimum Tangible Net Worth"). Borrower's compliance with this covenant shall be verified at the close of each fiscal quarter of Borrower in accordance with GAAP.

6.6  Liabilities.  Borrower will pay and discharge, at or before their maturity,
     -----------
all of its respective obligations and liabilities (including, without limitation, tax liabilities), except those which may be contested in good faith, and maintain in accordance with GAAP and practices adequate reserves for any of the same.

6.7  ERISA.  Borrower will comply in all material respects with ERISA. Borrower
     -----
will furnish to the Bank, as soon as possible and in any event within thirty
(30) days after Borrower knows or has reason to know that any Reportable Event has occurred with respect to any Plan or that the PBGC or Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of Borrower setting forth details as to such Reportable Event and the action which Borrower proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings or any notice to the PBGC that such Plan is to be terminated, as the case may be. For all purposes of this Section 6.7, Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan.

6.8  Notice of Default, Labor Troubles, Litigation. Borrower will promptly give
     ---------------------------------------------
notice in writing to the Bank of the occurrence of any Event of Default or Default under this Agreement or other agreement of Borrower, or of the occurrence of any strike, lock-out, boycott or any other labor dispute affecting Borrower and any dispute between Borrower or any other party, if such litigation, proceeding or dispute might materially interfere with the normal business operations of Borrower or, if resolved other than in the favor of Borrower, such litigation, proceeding or dispute would have a material adverse effect on Borrower's financial condition.

6.9  Corporate Existence, Properties. Borrower will maintain, (a) its corporate
     -------------------------------
existence, its qualification to do business and its good standing in each jurisdiction in which qualification is necessary for the proper conduct of its businesses, (b) all licenses, permits and other authorizations necessary for the ownership and operation of its properties and businesses, and (c) its properties in good repair, working order and condition and Borrower will make all necessary or appropriate repairs, renewals, replacements and substitutions, so that the efficiency of all such property shall at all times be properly preserved and maintained.

6.10 Insurance. Borrower will maintain, with respect to all its properties,
     ---------
assets and businesses, insurance with financially sound and reputable insurers against loss or damage of the kinds customarily insured against by corporations or other business entities of established reputation engaged in the same or similar business and similarly constituted, in such types and amounts as are customarily carried under similar circumstances by such other corporations or other business entities, and/or as are required by the Bank, including fire and extended coverage insurance on all insurable assets which will contain standard loss payee clauses in favor of the Bank, will be in an amount not less than 80% of the insurable value of such assets or 100% of the Loans, whichever is greater, and will provide for thirty-days' notice of cancellation to the Bank. Borrower shall provide the Bank with a certificate of insurance prior to settlement.

6.11 Policies; Proceeds. Borrower shall deliver to the Bank on demand certified
     ------------------
copies of all such insurance policies (or, at the option of the Bank, certificates evidencing coverage) covering the risks set forth in Section 6.10 above, with loss payable clauses in a form satisfactory to the Bank naming the Bank as payee and co-insured. All proceeds payable under any of said policies shall be payable in all events to the Bank, but at the option of the Bank any such proceeds may be released to Borrower. Borrower hereby grants to the Bank a continuing security interest in and to all said policies and the proceeds thereof to secure the repayment of the Liabilities and agrees that the Bank shall have the right, in the name of Borrower or in the name of the Bank, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be made thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any such claims under any such insurance policies.

6.12 Books, Records, Audits.
     ----------------------

     (a) Borrower will maintain accurate and complete records and books of account with respect to all its operations in accordance with GAAP.

     (b) Borrower will permit, at all reasonable times and upon reasonable prior notice, officers and representatives of the Bank to examine and make copies from its books and records, and to discuss the affairs, finances and accounts of Borrower with its officers and public accountants, to visit and inspect its real and personal property. Upon the occurrence of an Event of Default and so long as the same remains uncured, the Bank may perform audits at any time upon reasonable notice.

6.13 Returned Merchandise.  Borrower shall promptly notify the Bank of any
     --------------------
material amount of merchandise returned or to be returned and of all material disputes and claims by Account Debtors. Notwithstanding the foregoing, all returned merchandise shall remain part of the Collateral. Upon request, Borrower will forthwith pay to the Bank Advances made against the merchandise returned if the return of such merchandise causes the unpaid balance of the line of credit to exceed the Borrowing Base.

6.14 Taxes, Etc. Borrower will pay when due all taxes, assessments and charges
     -----------
imposed upon it or its property or that it is required to withhold and pay over, except where contested in good faith and where adequate reserves have been set aside. Upon the Bank's request, Borrower shall furnish the Bank with proof satisfactory to the Bank of the making of the payment or deposit of all Federal, state and local withholding taxes required of Borrower by applicable law; such proof shall be furnished within five (5) days after the due date of each such payment or deposit established by law.

6.15 Compliance with Laws. Borrower will comply with all laws and regulations
     --------------------
applicable to it in the operation of its business. Borrower will comply with all of its obligations under Section 4.19.

6.16 Banking Relationship. Borrower will maintain the Bank as its primary bank
     --------------------
of account.

6.17 Financial Condition. Borrower will immediately give the Bank written notice
     -------------------
of any material adverse change in its financial condition or, operations or the Collateral from that described in the most recent financial statements of Borrower previously delivered to the Bank.

6.18 Use of Proceeds.  Borrower shall use the proceeds of the Line of Credit for
     ---------------
working capital and short-term borrowing purposes and the proceeds of the Term Loan to re-finance the acquisition of certain equipment previously purchased by Borrower.

                                   ARTICLE 7
                               NEGATIVE COVENANTS
                               ------------------

     On and after the date of this Agreement and so long as either of the Notes remains outstanding and unpaid, in whole or in part, or so long as the credit availability evidenced by the Line of Credit Note remains in effect, whichever is longer, Borrower will observe the following covenants unless the Bank shall otherwise consent in writing:

7.1  Debt.  Borrower will not create, incur, assume, guarantee or in any manner
     ----
become or remain liable with regard to any debt, except:

     (a)  Debt existing on the date of this Agreement and described in Schedule
7.1 attached hereto and made a part hereof (excluding debt evidenced by the Notes);

     (b)  Debt evidenced by the Notes;

     (c) Debt with regard to accounts payable and other extensions of trade credit incurred in the ordinary course of business and which is not more than 60 days overdue, unless Borrower is contesting, in good faith and by appropriate proceedings, its obligation to make payment, and has established such reserve with regard to the contested obligation as its certified public accountants shall consider adequate; and

     (d) ordinary course debt (including capitalized equipment leases) incurred in connection with the purchase of any Equipment provided that the aggregate amount of such debt (including capitalized equipment leases) incurred in any fiscal year shall not exceed $600,000 in fiscal year 1997 or $200,000 in any fiscal year thereafter.

     (e)  Subordinated Debt.

7.2  Liens.  Borrower will not create, incur, assume or suffer to exist any lien
     -----
upon any of its existing or future, tangible or intangible, real, personal or mixed property, except:

     (a) Pledges or deposits under workmen's compensation laws, unemployment compensation laws or other similar laws;

     (b) Good faith deposits in connection with bids, tenders, contracts (other than for the purpose of borrowing money or obtaining credit) and leases to which Borrower is a party, including rent security deposits;

     (c) Deposits to secure public or statutory obligations of Borrower, surety or appeal bonds to which Borrower is a party, payment of contested taxes of Borrower, or payment of import duties of Borrower;

     (d)  Any lien which is imposed by law, e.g., those of carriers,
                                            ----
materialmen, mechanics and warehousemen, if payment secured by that lien is not yet due, or if the validity or the amount of payment is being contested in good faith by appropriate proceedings for which adequate reserves have been established;

     (e) Any lien arising from a judgment or award against Borrower with regard to which Borrower is prosecuting an appeal or proceedings for review, and has obtained a stay of execution pending such appeal or proceedings for review;

     (f) Any lien for taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, or the validity or amount of which is being contested by appropriate legal proceedings, and with regard to which adequate reserves have been established;

     (g) liens granted to secure indebtedness incurred under Section 7.1(d) provided such liens are limited to the specific item of Equipment being financed; and

     (h) Any lien created for the sole purpose of extending, renewing or refunding any lien permitted under paragraphs (a) through (g), if such lien is limited to all or part of the same property covered by the original lien, and if the amount of the debt secured by the lien does not exceed the amount of debt secured by the lien at the time of extension, renewal or refunding;

7.3  Endorsements, Etc.  Borrower shall not endorse, guarantee or become surety
     ------------------
for the obligations of any person, firm or corporation, except Borrower may endorse checks and endorse negotiable instruments for collection in the ordinary course of business.

7.4  Change in Business; Mergers, Consolidations.  Borrower will not make any
     -------------------------------------------
substantial change in the nature of the business of Borrower, or merge or consolidate with any other corporation.

7.5  Management. There will be no change in the senior management of Borrower
     ----------
that is unacceptable to Bank in the exercise of its reasonable discretion.

7.6  Subsidiaries.  Borrower will not create any new subsidiaries without having
     ------------
given Bank at least ten (10) days prior written notice.

7.7  Contingent Liabilities.  Borrower will not become or remain liable,
     ----------------------
directly or indirectly, in connection with the obligations, stock or dividends of any person, firm, corporation or other entity, whether by guarantee, endorsement, agreement to supply or advance funds, agreement to maintain working capital or net worth, agreement to purchase or repurchase goods or services whether or not such goods or services are actually acquired, or otherwise.

7.8  Sales and Lease-Backs.  Borrower will not enter into any arrangement,
     ---------------------
directly or indirectly, with any Person, whereby any of them shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which the lessee intends to use for substantially the same purpose or purposes as the property being sold or transferred.

7.9  Limitation of Leases. Except for those leases existing as of the date
     --------------------
hereof and reflected on Schedule 7.9 attached hereto and made a part hereof, Borrower will not incur, create or assume any commitment to make any direct or indirect payment, whether as rent or otherwise, under any lease, rental or other arrangement for the use or hire of property of any person, firm, corporation or other entity, if, after giving effect thereto, the aggregate amount of such payments to be made by Borrower under all such leases, rentals or other arrangements would be in excess of $100,000 in any one year (excluding leases capitalized under Financial Accounting Standards Board, Statement of Accounting Standards No. 13) during any fiscal year of Borrower.

7.10 Voluntary Prepayments, Modification of Debt Instruments. Borrower will not
     -------------------------------------------------------
(a) prepay, purchase, redeem or otherwise acquire for value prior to the stated maturity thereof all or any part of any indebtedness for borrowed money, including, but not limited to, the Subordinated Debt, or (b) amend, modify or supplement in any way, or request any waiver of the provisions of, any instrument providing for or evidencing any indebtedness for borrowed money or constituting the deferred purchase price of property or assets.

7.11 Removal and Protection of Property. Except as otherwise expressly permitted
     ----------------------------------
herein, Borrower will not remove (other than in the ordinary course of business) any Equipment, Goods, Inventory, or General Intangibles from the place of business where presently located, nor permit the value of any property to be impaired.

7.12 Transactions with Affiliates. Borrower shall not, except as otherwise
     ----------------------------
expressly permitted by this Agreement, directly or indirectly enter into any transaction or modify any existing transaction with any Affiliate including, without limitation, (a) investments in, or loans or advances to, an Affiliate,
(b) the transfer, sale, lease, assignment or other disposition of any assets to an Affiliate, (c) the merger into or consolidation with or purchase or acquisition of assets from an Affiliate, or (d) any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, any guarantees or assumptions of obligations of an Affiliate by Borrower or of Borrower by an Affiliate). The Bank may withhold its consent to any such transaction with an Affiliate if (i) an Event of Default has occurred and is continuing, or (ii) such transaction, based upon the reasonable assumptions of the Bank, could (A) result in a material adverse change in the business, operations, financial condition or prospects of Borrower, (B) affect Borrower's ability to repay the indebtedness evidenced by the Notes or any other indebtedness of Borrower to the Bank, (C) prejudice or impair, or result in the diminution of, any rights of the Bank with respect to the indebtedness evidenced by the Notes or any other indebtedness of Borrower to the Bank or any collateral pledged to secure such indebtedness, or (D) result in a Default or an Event of Default hereunder or under the Loan Documents or a default under or with respect to any other document or instrument evidencing and/or securing the Loans or any other material obligation of Borrower to any Person.

7.13 Disposition of Assets. Borrower will not liquidate or dissolve itself (or
     ---------------------
suffer any liquidation or dissolution), or convey, sell, lease, pledge, or otherwise transfer or dispose of all or any substantial part of its property, assets or business other than in the ordinary course of business.

7.14 Disposition of Accounts. Borrower will not sell, discount or otherwise
     -----------------------
dispose of its notes, Accounts, Chattel Paper, Documents, General Intangibles or Instruments except to, or with, the Bank.

                                   ARTICLE 8
                          EVENTS OF DEFAULT, REMEDIES
                          ---------------------------

8.1  Events of Default.  Each of the following shall constitute an Event of
     -----------
Default:

     (a)  Payment.  Failure by Borrower to pay the principal of, or accrued
          -------
interest on, the Notes (or either of them) or any other instrument or obligation of Borrower to the Bank when such amounts become due, or the failure of Borrower to pay any other amount payable to the Bank under the Loan Documents, within five (5) days of the date when such amount becomes due.

     (b)  Representations, Warranties.  Any representation or warranty made by
          ---------------------------
Borrower in the Loan Documents shall prove to be false or misleading in any material respect as of the date when made.

     (c)  Covenants.  Failure by Borrower to observe or perform any covenants,
          ---------
conditions or provisions applicable to it contained in the Loan Documents [other than those described in paragraphs (a) and (b) above] provided that such failure shall continue for a period of fifteen (15) days after written notice from the Bank to Borrower.

     (d)  Other Obligations.  Borrower defaults in:
          -----------------

          (i) any payment of principal of, or interest on, any obligations for borrowed money, including, but not limited to, the Subordinated Debt (other than the Notes or any such obligation payable to the Bank), or for the deferred purchase price of property beyond any grace period provided with regard to such payment,

          (ii) the performance of any other material agreement, term or condition contained in any such obligation or in any agreement relating to such obligation, or

          (iii) the performance of any lease of other contract material to Borrower's business, if the effect of such default is to cause, or to permit the holder or holders of such obligation or the other party to such lease of contract (or trustee on behalf of such holder or holders or parties) to then cause such obligation to become due or such lease or contract to be terminated prior to its stated maturity.

     (e)  Voluntary Bankruptcy.  Filing by Borrower of a voluntary petition in
          --------------------
bankruptcy or a voluntary petition or any answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other existing or future federal or state insolvency act or law, or any formal written consent to, approval of, or acquiescence in, any such petition or proceeding by Borrower, the application by Borrower for, or the appointment by consent or acquiescence of, a receiver or trustee of, Borrower or for all or a substantial part of its property; the making by Borrower of an assignment for the benefit of creditors.

     (f)  Involuntary Bankruptcy.  Filing of any involuntary petition against
          ----------------------
Borrower in bankruptcy or seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other existing or future federal or state insolvency act or law; or the involuntary appointment of a receiver or trustee of Borrower, or for all or a substantial part of the property of Borrower; and the continuance of any of such events for a period of sixty (60) days undismissed, unbonded or undischarged.

     (g)  Reportable Event. If (1) any Reportable Event that the Bank reasonably
          ----------------
determines in good faith creates a reasonable possibility of the termination of any Plan or of the appointment by the appropriate United States district court of a trustee to administer any Plan shall have occurred and be continuing 30 days after written notice to such effect shall have been given to Borrower by the Bank, or (2) any Plan shall be terminated, or (3) the plan administrator of any Plan shall file with the PBGC a notice of intention to terminate such Plan, or (4) the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan and such proceedings shall remain undismissed or unstayed for three (3) business days and if, in any of the cases described in the foregoing clauses (1) to (4), the Bank further reasonably determines in good faith that the amount of the unfunded guaranteed benefits (within the meaning of Title IV of ERISA) resulting upon termination of such Plan would have a material adverse effect on the financial condition, properties or operations of Borrower if a lien against the assets of Borrower were to result under ERISA.

8.2  Acceleration and Termination of Commitments.  (a) Upon the occurrence of
     -------------------------------------------
an Event of Default specified in paragraphs (a) through (d) and (g) of Section
8.1 of this Agreement, the Bank may:

          (i) terminate immediately and irrevocably the unused portions of the credit availability evidenced by the Notes;

          (ii) declare the unpaid principal balance of, all accrued, unpaid interest on, and all other sums payable with regard to, the Notes and all other Liabilities from Borrower to the Bank to be immediately due and payable whereupon the Notes, all such accrued interest and all such Liabilities shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; and

          (iii) pursue all other remedies of the Bank provided for in the Loan Documents as well as those available at law and in equity.

     (a) Upon the occurrence of an Event of Default specified in paragraphs (e) and (f) of Section 8.1 of this Agreement, the unused portions of the credit availability evidenced by the Notes shall automatically and immediately terminate and the unpaid principal balance of, all accrued, unpaid interest on, and all other sums payable with regard to, the Notes and all other instruments of obligation of the Guarantors and Borrower to the Bank shall automatically and immediately become due and payable, in all cases without any action on the part of the Bank.

     (b) Upon the occurrence of a monetary default hereunder, which default remains uncured after five (5) days' notice to Borrower from the Bank, the rate of interest on each Note shall be increased to a rate equal to two percent (2%) above the interest rate payable on the date of default (the "Default Rate"). Interest at the rates provided for in the Note, or at the Default Rate, shall continue to accrue at such rate, and continue to be paid even after default, maturity, acceleration, recovery of judgment, bankruptcy or insolvency proceeding of any kind until such monetary default has been cured.

8.3  Right of Set-Off.  Upon the occurrence of an Event of Default, the Bank
     ----------------
shall have the right, in addition to all other rights and remedies available to it, to set-off the unpaid balance of the Notes against any debt owing to Borrower by the Bank and any funds in any account maintained by Borrower with the Bank.

8.4  Marshalling.
     -----------

     (a) If an Event of Default shall have occurred and be continuing, the Bank shall not be required to marshal any present or future security for, or guarantees of, the Liabilities or to resort to any such security or guarantees in any particular order.

     (b) Borrower waives, to the fullest extent it lawfully can, any right it might have to require the Bank to pursue any particular remedy before proceeding against it, and any right to the benefit of, or to direct the application of the proceeds of, any Collateral until the Notes and all other Liabilities have been paid in full.

8.5  Cumulative Remedies.  The rights and remedies provided in the Loan
     -------------------
Documents are cumulative and not exclusive of any rights or remedies provided by law or in equity.

                                   ARTICLE 9
                                 MISCELLANEOUS
                                 -------------

9.1  Waivers.

     (a) No failure or delay on the part of the Bank in exercising any right, power or privilege under the Loan Documents shall operate as a waiver of any right, power or privilege, except as and to the extent that the assertion of such right, power or privilege shall be barred by an applicable statute of limitations.

     (b) No single or partial exercise of, or abandonment or discontinuance of steps to enforce, any right, power or privilege under the Loan Documents shall preclude any other or further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

     (c) BORROWER DOES HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND WHETHER ARISING OUT OF, UNDER OR BY REASON OF THE LOAN DOCUMENTS OR ANY ASSIGNMENT OR TRANSACTION THEREUNDER. BORROWER UNDERSTANDS THAT THE BANK IS RELYING ON THIS WAIVER IN MAKING THE LOANS PROVIDED FOR HEREIN.

9.2  Notices.  All notices, requests and demands to or upon the parties shall
     -------
be deemed to have been given or made on the day of personal service or on the day they are deposited in the mails, postage prepaid, registered or certified mail, return receipt requested, or, in the case of telegraphic notice, when delivered to the telegraph company, charges prepaid, addressed to the parties at the addresses set forth below or to such other address as may be hereafter designated in writing in accordance herewith:

     Borrower:
                    Orthovita, Inc.
                    45 Great Valley Parkway
                    Malvern, PA  19355
                    Attention: David Joseph, Chief Executive Officer

     with a copy to its counsel:

                    Morgan, Lewis & Bockius LLP
                    2000 One Logan Square
                    Philadelphia, PA 19103
                    Attention: Stephan M. Goodman, Esquire
                    Fax: (215) 963-5299

     The Bank:
                    Progress Bank
                    4 Sentry Parkway
                    Suite 200
                    P.O. Box 3036
                    Blue Bell, PA 19422
                    Attention: Steve Hobman

9.3  Legal Costs; Filing Costs.  If at any time or times hereafter the Bank
     -------------------------
employs counsel to prepare or consider approvals, waivers or consents, or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding relating to this Agreement or relating to any Collateral, or to protect, take possession of, or liquidate any Collateral, or to attempt to enforce any security interest or lien in any Collateral, or to enforce any rights of the Bank or liabilities of Borrower's Account Debtors, or any other person, firm or corporation which may be obligated to the Bank by virtue of the Loan Documents, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, shall become a part of Borrower's Liabilities secured by the Collateral, payable on demand.

     Borrower further agrees to reimburse the Bank for its out-of-pocket expenses, including but not limited to attorneys' fees and other costs of preparation and filing of the Loan Documents and other documents as required by law or deemed necessary by the Bank including but not limited to the cost of all lien searches deemed necessary by the Bank. Such costs and expenses shall be paid simultaneously with the execution of this Agreement and all such expenses hereafter incurred shall be paid within fifteen (15) days after notice by the Bank.

9.4  Right of Entry.  Upon the occurrence of an Event of Default, the Bank
     --------------
shall have the right to enter and remain upon the premises of Borrower without cost or charge to the Bank, and to use the same, together with materials, supplies, books and records of Borrower, for the purpose of liquidating or collecting the Collateral, or for the purpose of preparing for and conducting the sale of Collateral, whether by foreclosure, auction or otherwise.

9.5  Warrant to Confess Judgment in Replevin.  Upon the occurrence of an Event
     ---------------------------------------
of Default, Borrower authorizes and empowers the Prothonotary or any attorney of any court of record to appear for Borrower and confess judgment against Borrower in favor of the Bank in any action of replevin instituted by the Bank to recover possession of the Collateral or any part thereof, for which this shall be his sufficient warrant. An affidavit made by someone acting on behalf of the Bank setting forth the facts necessary to authorize the entry of judgment shall be conclusive evidence of such facts, and no bond need be filed by the Bank. Upon the entry of judgment in replevin for possession, a writ of possession may issue forthwith, without any prior writ or proceedings whatsoever. The right to confess judgment herein contained may be exercised from time to time and shall not be exhausted by one or more exercises thereof. Borrower hereby expressly agrees that in exercising the right to confess judgment herein contained, the Bank need not cause the original of this Agreement to be filed, but a copy authenticated by someone acting on behalf of the Bank shall be sufficient.

9.6  No Waiver.  The Bank's failure at any time or times hereafter to require
     ---------
strict performance by Borrower of any of the provisions, warranties, terms and conditions contained in this Agreement shall not waive, affect or diminish any right of the Bank at any time or times hereafter to demand strict performance therewith and with respect to any other provisions, warranties, terms and conditions contained in this Agreement and any waiver of any Event of Default shall not waive or affect any other Event of Default, whether prior or subsequent thereto, and whether of the same or a different type. None of the warranties, conditions, provisions and terms contained in this Agreement shall be deemed to have been waived by any act or knowledge of the Bank, its agents, officers or employees except by an instrument in writing signed by an officer of the Bank and directed to Borrower specifying such waiver.

9.7  Application of Proceeds.
     -----------------------

     (a) On and after the date, if any, on which the Borrower's Liabilities to the Bank are accelerated pursuant to Section 8.2 of this Agreement, Borrower irrevocably waives the right to direct the application of all subsequent payments (including proceeds of Collateral) which the Bank receives from or for the benefit of Borrower.

     (b) The proceeds of any sale or other disposition of any Collateral shall be applied by the Bank in the following order:

          (i) first, to the payment of all costs and expenses due under the Loan Documents, including without limitation all costs and expenses of collecting Borrower's Liabilities and reasonable attorneys' fees;

          (ii) second, to the payment in full of all accrued and unpaid interest on Borrower's Liabilities;

          (iii) third, to the payment in full of the principal balance of Borrower's Liabilities; and

          (iv)  fourth, to Borrower to the extent of any surplus.

     (c) Borrower shall remain liable to the Bank for any deficiency in payment of Borrower's Liabilities after application of the proceeds in accordance with paragraph (b).

9.8  Representation, Warranties.
     --------------------------

     (a) All representations, warranties, covenants and agreements made in the Loan Documents shall survive the execution and delivery of this Agreement, the making of the Advances under this Agreement and the issuance of the Notes.

     (b) The provisions of Section 9.3 of this Agreement shall survive payment of the Notes and all other Liabilities of Borrower to the Bank.

9.9  Successors. This Agreement shall be binding upon and inure to the benefit
     ----------
of Borrower and the Bank and their respective successors and assigns, except that Borrower may not assign or transfer its rights under this Agreement without the prior written consent of the Bank.

9.10 Governing Law. The Loan Documents, and the rights and obligations of the
     -------------
parties under the Loan Documents, shall be governed by, and construed and interpreted in accordance with, the domestic, internal laws, but not the law of conflict of laws, of the Commonwealth of Pennsylvania.

9.11 Headings. The section, subsection, paragraph and other headings in this
     --------
Agreement are for reference purposes only and shall not control or affect the construction or interpretation of this Agreement in any respect.

9.12 Severability.  The parties intend the provisions of this Agreement to
     ------------
be severable. If any provision of this Agreement is held to be invalid or unenforceable in whole or in part in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of that provision in any other jurisdiction, or the remaining provisions of this Agreement in any jurisdiction.

9.13 Entire Agreement.  This Agreement and the Loan Documents represent the
     ----------------
entire agreement and understanding of the parties, and may not be amended subsequently by oral statements of, or courses of dealing between, the parties.

9.14 Location of Business; Inventory; Records.  Borrower maintains its only
     ----------------------------------------
places of business and substantially all of its records and assets at the following location:

                    45 Great Valley Parkway
                    Malvern, Pennsylvania 19355

     Borrower will notify the Bank in advance of any change in the location of any business of Borrower, including any change in the location of records and inventory, whether by reason of the establishment of a new place of business or the discontinuance of a present place of business.

9.15 Conflicting Provisions. In the event of any direct conflict between the
     ----------------------
provisions of this Agreement and the provisions of other Loan Documents, the provisions of this Agreement shall control.

9.16 Submission to Jurisdiction. Borrower hereby irrevocably and unconditionally
     --------------------------
waives any right to claim immunity in respect of itself or any of its property or assets, including immunity from jurisdiction, immunity from attachment prior to entry of judgment, immunity from attachment in aid of execution of judgment, in any suit, action or proceeding arising out of or relating to this Agreement. In addition, Borrower and the Bank agree that any suit, action or proceeding may be instituted in the Courts of Common Pleas of Chester County, Pennsylvania, Montgomery County, Pennsylvania or in the United States District Court of the Eastern District of Pennsylvania, and irrevocably and unconditionally submit to the jurisdiction of any such court for such purpose.

     IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, have caused this Agreement to be duly executed on the day and year first above written.


                                        ORTHOVITA, INC.


                                        By: /s/ David S. Joseph
                                           ------------------------
                                            President


                                        PROGRESS BANK


                                        By: /s/ Steven D. Hobman
                                           ------------------------
                                            Senior Vice President